EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 15, 2006, except for Note 8, as to which the date is April 12, 2006, relating to the consolidated financial statements of Vanda Pharmaceuticals Inc. and Subsidiary, which appears in Vanda Pharmaceuticals Inc.’s Registration Statement on Form S-1 (No. 333-130759) and filed on April 12, 2006.
/s/ PricewaterhouseCoopers LLP
McLean, Virginia
October 18, 2006